Exhibit (c)(ii)

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Project Tempest D I S C U S S I O N M AT E R I A L S M A Y 2 0 2 3 C O N F I D E N T I A L

The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice . Disclaimer P R O J E C T T E M P E S T C O N F I D E N T I A L DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions C O N F I D E N T I A L Executive Summary P R O J E C T T E M P E S T

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Today’s Meeting Topics E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T 1 2 Illustrative Valuation  Review of financial and trading performance  Preliminary valuation analysis 3 Review of Lazard Diligence  Summary of diligence sessions with Tempest management  Review of historical and projected financials Analysis of Atlas offer  Overview of Atlas Proposal  Potential response framework 1

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Review of Lazard Diligence

PROJECT TEMPEST

EXECUTIVE SUMMARY

Lazard's Diligence Process

Diligence Process	• Lazard conducted diligence on Tempest's historical performance, 2023 guidance, 5-year financial forecast (the "Tempest Management Plan") and competitive positioning • Lazard held diligence calls with Tempest management to gain a deeper understanding of its business and financial performance, budgeting process, management plan, strategy and competitive landscape • Following calls, Lazard provided subsequent follow-up questions and various data requests for further review • Lazard also reviewed board presentations, historical financial statements, budgets and forecasts, capitalization / debt information, analysis of tax assets and other information provided by management • Lazard conducted further diligence following Tempest's Q1 2023 earnings announcement and revision of 2023 guidance
Key Diligence Areas	• Lazard's diligence focused on the following key areas, among others: 1 **Historical Business and Financial Performance** • Historical (annual) and recent (quarterly) financial performance • Evolution of KPIs (e.g., pipeline, backlog, utilization, headcount, bill rates, attrition, retention trends) • Customer concentration, top customers, account health, customer contracts and material churn events • Go-to-market strategy and performance 2 **Management's Financial Projections** • FY2023 Budget • Tempest Management Plan • Model architecture and key assumptions 3 **Positioning & Competitive Dynamics** • Company positioning and key differentiators • Key competitors and win rates • Market trends by vertical and by geography • Near-term growth outlook relative to peers

LAZARD

2

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Review of Lazard Diligence

PROJECT TEMPEST

EXECUTIVE SUMMARY

Key Diligence Learnings

Tempest Positioning	• Emerging provider of consulting and digital transformation services; known for thought leadership, premium positioning and pricing • Best positioned when clients are less budget-constrained and focused on longer-term / transformational strategic projects; facing headwinds in a current market focused on efficiency more than growth • Limited outbound marketing historically; has been a beneficiary of inbound demand, given robust market for digital transformation – Historically <20% of bookings were derived from outbound marketing, increasing Tempest's vulnerability in budget-constrained environments; Tempest has recently invested in outbound GTM to reduce reliance on inbound demand
Recent Performance and FY23 Guidance	• Revenue growth stalled in late 2022 / early 2023 due to various headwinds (largely macro) that have caused clients to reduce budgets, leading to delays, reductions in project scope, outright cancellations, a longer-than-typical sales cycle and slower new project ramping • 2023 Revenue growth guidance of 0.5–2.5% issued in late February was a surprise to the market and the stock fell 17% (consensus for 2023 was ~13% at the time); in early May, 2023 Revenue growth guidance was revised down to (3%)–(1%) • Tempest believes there is risk to hitting the Q3 forecast based on the current pipeline; better visibility into Q3 will not materialize until late May and early June – Tempest's contracts are largely short-term and projects can start and stop easily, making visibility limited beyond 12 weeks out • Tempest is undergoing headcount cuts and a GTM revamp, and has engaged McKinsey to drive growth in the BFSI vertical • Tempest Management Plan assumes no change during 2023 in the macro backdrop, but that the GTM revamp will bear fruit beginning in late Q3 and continuing into Q4
Long-Term Plan	• Tempest forecasts 2024–27 growth to rebound to 20%+ – Tempest derives confidence in 2024 growth from the company's return to growth after previous market contractions, but acknowledges that 2024 growth is dependent on exiting 2023 consistent with the current forecast – Tempest's 2025 to 2027 growth assumptions are predicated on macro market growth for digital transformation services and the company's differentiated services and limited market penetration • Long-term strategy calls for continued focus on existing clients, expansion of GTM, expansion of technology capabilities and modest M&A plans[1]

LAZARD

Source: *Tempest Management.*
1. Future M&A is not explicitly modeled in the Tempest Management Plan.

3

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Review of Lazard Diligence

PROJECT TEMPEST

EXECUTIVE SUMMARY

Tempest Management Plan

($ in millions)


Actuals
Tempest Management Plan
CY'20A
CY'21A
CY'22A
CY'23E
CY'24E
CY'25E
CY'26E
CY'27E
Revenue
Organic growth[1] (%)
+4%
+31%
+19%
(4%)
+24%
+22%
+21%
+21%
$803
$1,070
$1,296
$1,274
$1,574
$1,923
$2,323
$2,809
Adjusted Gross Profit[2]
Adj. Gross Profit Margin (%)
42%
44%
42%
42%
43%
43%
43%
43%
$337
$473
$540
$534
$675
$822
$997
$1,210
Adjusted EBITDA[3]
Adj. EBITDA Margin (%)
19%
21%
20%
18%
20%
20%
20%
21%
$153
$224
$257
$223
$308
$382
$475
$583

Mgmt. Observations & Assumptions

- Negative 4% Organic growth projected in CY'23E driven by macro weakness
- Tempest forecasts a rebound in growth rate in CY'24E, tapering moderately through CY'27E

- Minor improvement in Adjusted Gross Profit Margin driven by gradual mix shift towards higher margin offshore work

- Minor improvement in Adjusted EBITDA Margin driven by Adjusted Gross Profit Margin improvement noted above, and SG&A efficiencies

Source: *Tempest Management.*

1. Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2. Excludes stock-based compensation, associated payroll taxes and D&A.
3. Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD

4

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Review of Lazard Diligence

PROJECT TEMPEST

EXECUTIVE SUMMARY

Potential Opportunities and Challenges in the Tempest Management Plan

Tempest management has highlighted the following opportunities and challenges related to executing the Tempest Management Plan

Key Opportunities

- High long-term growth potential given large digital services TAM and small relative share
- Historical precedent of rebounding to 20%+ growth following downturns
- Recent restructuring initiatives around GTM, headcount RIFs and partnerships

Key Challenges

- Uncertainty around timing of market rebound
- Lack of visibility in business; short-term nature of pipeline
- Uncertainty regarding Q3'23 pipeline trajectory below prior years
- Lack of outbound / GTM capabilities historically
- Uncertainty regarding success of recent restructuring and GTM initiatives

LAZARD

Source: *Tempest Management.*

5

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Review of Lazard Diligence

PROJECT TEMPEST

EXECUTIVE SUMMARY

Tempest Management Plan vs. Consensus: Estimates

Actuals | Tempest Mgmt. Plan | Observations

YoY Organic Revenue Growth


21%
19%
4%
31%
19%
(4%)
(5%)
24%
13%
CY2018A
CY2019A
CY2020A
CY2021A
CY2022A
CY2023E
CY2024E

- CY2023E Tempest Management Plan is approximately in line with street
- CY2024E consensus Revenue growth is materially below Tempest Management Plan

Adjusted EBITDA Margin


14%
14%
19%
21%
20%
18%
17%
20%
18%
CY2018A
CY2019A
CY2020A
CY2021A
CY2022A
CY2023E
CY2024E

- Consensus Adjusted EBITDA Margin in CY2023E is approximately in line with Tempest Management Plan
- Consensus Adjusted EBITDA Margin in CY2024E is slightly below Tempest Management Plan

Actuals / Tempest Management Plan — Tempest Broker Consensus

LAZARD

Source: Tempest Management, company filings, Wall Street research and FactSet as of 5/9/2023.
Note: All EBITDA figures shown are Adjusted EBITDA presented on a like-for-like basis excluding stock-based compensation.

6

0 10 15 20 25 30 35 $40 Sep - 21 Jan - 22 May - 22 Sep - 22 Jan - 23 May - 23 Source: FactSet as of 5/8/2023 and company filings. Note: 1. VWAP reference prices reflect figures as of the last unaffected date (5/1/2023). Reflects closing price on May 1, 2023, last day prior to market rumors regarding a potential Atlas bid. Share Price Performance Since IPO ($ per share) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Max. Closing Price: $34.41 on 9/17/2021 Unaffected Price: $6.22 on 5/1/2023 1 5 Current: $7.65 DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Illustrative Valuation Tempest Share Price Performance Selected Reference Prices Implied Atlas Premium IPO Price $21.00 (47.6%) 12 - month VWAP $11.03 (0.2%) 6 - month VWAP $8.34 31.9% 3 - month VWAP $7.46 47.5% 1 - month VWAP $6.75 62.9% Unaffected Share Price 1 $6.22 76.8% 7

Broker Target Prices and Recommendations ($ per share) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Broker Recommendations Monthly Evolution Since IPO Summary of Broker Target Prices and Recommendations 3 Target Price Rating Firm Date 12.00 Buy 05/09/2023 10.00 Buy 05/09/2023 9.00 Buy 05/09/2023 9.00 Buy 05/09/2023 7.50 Hold 05/09/2023 – 1 Buy 05/09/2023 $12.00 High $7.50 Low $9.50 Mean $9.00 Median $6.22 Unaffected Share Price 2 44.7% % Median Above (Below) Unaffected Source: Wall Street research and FactSet as of 5/9/2023. Note: 1. 2. 3. Tempest completed its IPO on September 15, 2021. William Blair has maintained “Outperform” rating in recent research without naming a specific price target. Reflects closing price on May 1, 2023, last day prior to market rumors regarding a potential Atlas bid. Only includes brokers that have updated their target prices and recommendations following Q1’23 earnings on May 9, 2023. 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $5 $10 $15 $20 $25 $30 $35 $40 10/2021 11/2021 12/2021 01/2022 02/2022 03/2022 04/2022 05/2022 06/2022 07/2022 08/2022 09/2022 10/2022 11/2022 12/2022 01/2023 02/2023 03/2023 04/2023 Current Buy Hold Sell Share Price Target Price Price Per Share Percentage of Broker Recommendations DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Illustrative Valuation 8

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Illustrative Valuation

PROJECT TEMPEST

EXECUTIVE SUMMARY

Overview of Valuation Methodologies Applied

Public Comparables

- **Relative valuation analysis based on selected comparable public companies, including Digital IT services peers and Diversified IT services peers**
  - Analysis applies CY2023E EBITDA (adjusted for share-based compensation) peer multiples to Tempest Management Plan's projected CY2023E Adjusted EBITDA of $223m

Precedent Transactions

- **Relative valuation analysis based on selected comparable IT services transactions**
  - Analysis applies LTM EBITDA (adjusted for share-based compensation) deal multiples to Tempest's LTM (as of 3/31/23) Adjusted EBITDA of $219m

DCF

- **Discounted cash flow analysis based on Tempest Management Plan (5-year projections)**
  - Net Operating Losses (NOLs) valued separately based on Tempest Management Plan's projected NOL depletion schedule and added to DCF-implied valuation

REFERENCE ONLY

52-Week Trading Range

- **Low and high range of Tempest's closing stock prices over last 52 weeks**

Analyst Price Targets

- **Low and high range of broker target prices for Tempest**

Premia

- **Historical premia analysis**
  - Precedent all-cash technology and IT services public company majority acquisitions by financial sponsors
  - Precedent public minority transactions by a controlling shareholder

Source: Tempest Management.

LAZARD

9

Preliminary Valuation Summary ($ in millions except per share values) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Source: Tempest Management, company filings, Wall Street research and FactSet as of 5/9/2023. Note: 1. 2. 3. Implied share prices based on Tempest’s balance sheet and FDSO as of 3/31/2023, pro forma for the subsequent payment in April 2023 of $14.4m of contingent consideration related to the acquisition of Connected. As of 3/31/2023. Applied to Tempest unaffected price (5/1/2023). Represents median controlling shareholder final bid premium to unaffected share price prior to offer announcement or market rumors for minority stakes in public companies. DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Illustrative Valuation $0.00 $5 10.00 $15.00 $2 0 25.00 Commentary Implied EV Implied Share Price ($) Input  Based on EV/CY2023E Adjusted EBITDA multiples of global peers  Low : 9.5x (25 th percentile of global peers: 9.3x)  High : 13.5x (75 th percentile of global peers: 13.5x) $2,120 – $3,012 $8.19 $ $223m $5.63 EV / CY2023E Adjusted EBITDA Public Comparables  Based on EV/LTM Adjusted EBITDA multiples of precedent comparable IT services transactions  Low : 9.5x (Sitel Group/Sykes: 9.4x)  High : 17.0x (Capgemini/iGate: 17.0x) $2,078 – $3,719 $10.22 $219m $5.51 EV / LTM 1 Adjusted EBITDA Precedent Transactions  Based on Tempest Management Plan  WACC of 13.0% – 17.0%, Terminal Value multiple of 9.5x – 13.5x NTM Adjusted EBITDA $3,436 – $5,367 4 $9.41 $14.9 5 - y e a r P l a n Tempest Management Plan DCF  52 - Week High close of $17.95 on 6/2/22  52 - Week Low close of $6.08 on 4/25/23 $2,276 – $6,425 $17.95 $6.08 to $17.95 $6.08 52 - Week Trading Range  RBC Capital Markets (5/9/23): Price target of $12.00  Piper Sandler (5/9/23): Price target of $7.50 $2,772 – $4,341 $12.00 $7.50 to $12.00 $7.50 Analyst Price Targets For Reference Only  Median of all - cash tech and IT services transactions in the 10

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Analysis of Atlas Offer

PROJECT TEMPEST

EXECUTIVE SUMMARY

Overview of the Atlas Proposal Submitted on March 16, 2023

Offer Value	• Atlas proposes to acquire all outstanding shares of common stock not owned by Atlas or its affiliates on a fully diluted basis • Offer value of $11.00 per share in cash, representing: – 55% premium to Tempest closing price of $7.09 on 3/16/2023 – 42% premium to Tempest's 1-month VWAP of $7.73 as of 3/16/2023 – 77% premium to Tempest unaffected closing price of $6.22 on 5/1/2023 • Offer implies an equity value of $3.8bn, an enterprise value of $4.0bn and an EV / LTM Adjusted EBITDA multiple of 18.3x[1]
Stated Rationale	• Proposal represents a compelling premium and offers immediate liquidity and certainty of value amid a particularly challenging and uncertain market and operating environment • Tempest has underperformed peers and issued guidance below consensus expectations for three consecutive quarters • Relative underperformance is driven by several factors including business mix, lack of focus on outbound sales, and Tempest's special federated culture that has made it harder for the Company to respond quickly to changes in utilization
Key Terms & Process Considerations	• Not conditioned on the approval of a majority of the minority shareholders • Only interested in acquiring shares that Atlas or its affiliates do not currently own • No interest in a disposition or sale of Atlas or its affiliates' holdings in Tempest • No interest in voting for or participating in an alternative change of control or similar transaction involving Tempest • Will not proceed with the proposal unless it is recommended to the Board of Directors by the Special Committee, advised by legal and financial advisors • Requires only 3 weeks of diligence given familiarity with the company, to be undertaken concurrently with negotiation of definitive agreement • Not subject to financing conditions

LAZARD

Source: FactSet as of 5/8/2023 and Atlas Bid Proposal as of 3/16/2023.

1. Based on Tempest's balance sheet and FDSO as of 3/31/2023, pro forma for the subsequent payment in April 2023 of $14.4m of contingent consideration related to the acquisition of Connected.

11

Analysis at Various Prices ($ in millions except per share values) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Source: Tempest Management, Atlas Bid Proposal as of 3/16/2023, company filings, FactSet as of 5/8/2023. 1. As of 3/31/2023. Atlas Proposal 3/16 Current Price 5/8 Unaffected Price 5/1 $17.00 $16.00 $15.00 $14.00 $13.00 $12.00 $11.00 $7.65 $6.22 Price Per Share 173% 157% 141% 125% 109% 93% 77% 23% 0% % vs. Unaffected as of 5/1 ($6.22) 140% 126% 112% 97% 83% 69% 55% 8% (12%) % vs. Spot Price as of 3/16 ($7.09) 152% 137% 122% 107% 92% 78% 63% 13% (8%) % vs. 1 - Month VWAP as of 5/1 ($6.75) 120% 107% 94% 81% 68% 55% 42% (1%) (20%) % vs. 1 - Month VWAP as of 3/16 ($7.73) (5%) (11%) (16%) (22%) (28%) (33%) (39%) (57%) (65%) % vs. 52 Week High ($17.95) 346.2 345.9 345.6 345.2 345.0 344.6 344.2 342.2 340.7 FDSO $5,886 $5,535 $5,184 $4,833 $4,484 $4,136 $3,787 $2,503 $2,119 Implied Equity Value $206 $206 $206 $206 $206 $206 $206 $206 $206 Net Debt $6,091 $5,741 $5,390 $5,039 $4,690 $4,341 $3,993 $2,824 $2,325 Implied Enterprise Value Adj. EBITDA 23.7x 22.4x 21.0x 19.6x 18.3x 16.9x 15.5x 11.0x 9.1x $257 CY’22A Implied EV / Adjusted EBITDA 27.3x 25.7x 24.2x 22.6x 21.0x 19.5x 17.9x 12.7x 10.4x $223 CY’23E 19.8x 18.6x 17.5x 16.4x 15.2x 14.1x 13.0x 9.2x 7.6x $308 CY’24E 27.8x 26.2x 24.6x 23.0x 21.4x 19.8x 18.3x 12.9x 10.6x $219 LTM 1 DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Analysis of Atlas Offer 12

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

Analysis of Atlas Offer

PROJECT TEMPEST

EXECUTIVE SUMMARY

Response Considerations

- **Negotiations should be conducted between Lazard and Atlas / Goldman Sachs**
- **The following counter proposals should be considered even if primarily used in trade for more obtainable propositions**

Economic / Price	Non-Economic
• Offer price vs. fair value	• Market check / go-shop[1]
	• Majority approval of the minority shareholders[1]
	• Reverse termination fee
	• Shorter due diligence timeline
	• Maximum deal certainty in definitive documentation

Source: Atlas Bid Proposal as of 3/16/2023.
1. Pre-emptively rejected in initial proposal.

LAZARD

13

Proposed Next Steps E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Discuss and align on offer value / premium in counterproposal Discuss non - economic terms in counterproposal Discuss potential items to clarify in Atlas offer ─ Diligence required DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Analysis of Atlas Offer 14

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions C O N F I D E N T I A L Supporting Analyses P R O J E C T T E M P E S T

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST SUPPORTING ANALYSES

Comparable Companies Analysis

($ in billions)

	% Ch. 52 Wk.		Equity	Enterprise	Enterprise Value / Revenue				Enterprise Value / Adj. EBITDA[1]				Adj. EBITDA Margin[1]			Revenue Growth[2]		
Company	Low	High	Value	Value	22A	23E	NTM	24E	22A	23E	NTM	24E	22A	23E	24E	'21–'22	'22–'23	'23–'24
Digital IT Services																		
EPAM Systems	0%	(49%)	$13.9	$12.2	2.52x	2.45x	2.39x	2.14x	13.7x	14.1x	13.9x	11.5x	18%	17%	19%	23%	3%	14%
Globant	0%	(41%)	6.2	6.0	3.37	2.90	2.90	2.40	16.0	14.0	14.0	11.4	21%	21%	21%	39%	11%	21%
Endava	1%	(54%)	2.4	2.3	3.00	2.56	2.56	2.07	12.8	10.4	10.4	8.4	23%	25%	25%	32%	22%	22%
			25th Percentile		2.76x	2.51x	2.47x	2.10x	13.2x	12.2x	12.2x	9.9x	20%	19%	20%	28%	7%	17%
			Mean		2.96	2.64	2.61	2.20	14.1	12.9	12.8	10.5	21%	21%	21%	31%	12%	19%
			Median		3.00	2.56	2.56	2.14	13.7	14.0	13.9	11.4	21%	21%	21%	32%	11%	21%
			75th Percentile		3.18	2.73	2.73	2.27	14.8	14.1	14.0	11.5	22%	23%	23%	35%	16%	21%
Diversified IT Services																		
Accenture	8%	(17%)	$179.4	$175.9	2.81x	2.68x	2.65x	2.49x	13.1x	12.1x	12.1x	11.3x	21%	22%	22%	14%	5%	8%
Capgemini	6%	(14%)	32.6	35.5	1.46	1.41	1.41	1.33	9.3	8.9	8.9	8.3	16%	16%	16%	15%	4%	6%
Cognizant Tech	19%	(19%)	31.6	29.4	1.51	1.51	1.49	1.44	7.7	8.3	8.1	7.7	20%	18%	19%	7%	1%	5%
			25th Percentile		1.49x	1.46x	1.45x	1.38x	8.5x	8.6x	8.5x	8.0x	18%	17%	17%	11%	3%	6%
			Mean		1.93	1.87	1.85	1.75	10.1	9.8	9.7	9.1	19%	19%	19%	12%	3%	6%
			Median		1.51	1.51	1.49	1.44	9.3	8.9	8.9	8.3	20%	18%	19%	14%	4%	6%
			75th Percentile		2.16	2.10	2.07	1.97	11.2	10.5	10.5	9.8	20%	20%	20%	15%	4%	7%
			Global 25th Perc.		1.77x	1.75x	1.72x	1.60x	10.2x	9.3x	9.3x	8.3x	19%	18%	19%	15%	3%	7%
			Global Mean		2.45	2.25	2.23	1.98	12.1	11.3	11.2	9.8	20%	20%	20%	22%	8%	13%
			Global Median		2.66	2.51	2.47	2.10	12.9	11.3	11.3	9.9	20%	19%	20%	19%	4%	11%
			Global 75th Perc.		2.95	2.65	2.63	2.34	13.5	13.5	13.5	11.4	21%	22%	22%	30%	10%	19%

Source: Company filings, Wall Street research and FactSet as of 5/8/2023.
1. All EBITDA figures shown are Adjusted EBITDA presented on a like-for-like basis excluding stock-based compensation.
2. Organic revenue growth figures are shown where available.

LAZARD 15

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Comparable Precedent Transactions ($ in millions unless otherwise stated) S U P P O R T I N G A N A L Y S E S P R O J E C T T E M P E S T EV / LTM Adj. EBITDA Enterprise Value Target Acquiror Announcement Date 9.4x $2,160 Sykes Sitel Group Jun - 21 16.4 $1,993 Virtusa Baring Private Equity Sep - 20 12.5 1 $5,000 DXC ( HHS Business ) Veritas Capital Mar - 20 11.2 €5,078 Altran Capgemini Jun - 19 15.3 $1,989 Luxoft DXC Jan - 19 13.3 $3,586 Syntel Atos Jul - 18 10.6 1 $2,000 Aricent Altran Nov - 17 17.0 $4,603 iGate Capgemini Apr - 15 16.1 $3,402 Sapient Publicis Nov - 14 11.2x 25th Percentile 13.5x Mean 13.3x Median 16.1x 75th Percentile Source: Tempest Management, company filings, Wall Street research. Note: 1. All EBITDA figures calculated on a pre - SBC basis where available. DXC (State & Local HHS Business) and Aricent EBITDA multiples are shown as disclosed by the respective companies and may be burdened for SBC due to lack of available information. 16

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Discounted Cash Flow Analysis – Tempest Management Plan ($ in millions except per share values) S U P P O R T I N G A N A L Y S E S P R O J E C T T E M P E S T Tempest Management Plan Q2 CY'23E Q3 CY'23E Q4 CY'23E CY2024E CY2025E CY2026E CY'27E / TV Actuals Q1 CY'23A CY2022A $47 $71 $71 $308 $382 $475 $583 Adjusted EBITDA $257 $35 15.5% 21.8% 20.8% 19.6% 19.9% 20.4% 20.8% (5) (5) (5) (25) (30) (37) (45) (19) (19) (20) (55) (67) (81) (98) % Margin 19.8% 11.3% Depreciation & Amortization 1 (21) (5) Stock - Based Compensation (251) (18) $22 $46 $45 $228 $284 $356 $440 Adjusted EBIT 1 ($15) $12 7.4% 14.3% 13.3% 14.5% 14.8% 15.3% 15.7% (14) (12) (12) (74) (92) (116) (143) 62.8% 25.8% 26.2% 32.5% 32.5% 32.5% 32.5% % Margin (1.2%) 3.8% Taxes (6) % Effective Tax Rate 53.7% $8 $34 $33 $154 $192 $240 $297 NOPAT $5 2.8% 10.6% 9.8% 9.8% 10.0% 10.3% 10.6% 5 5 5 25 30 37 45 2 1 1 6 8 9 11 (15) (4) (1) (36) (45) (52) (63) (7) (8) (8) (38) (46) (56) (67) % Margin 1.8% Plus: Depreciation & Amortization Plus: Bad Debt Expense 2 Less: Increase in NWC Less: Capital Expenditures ($7) $30 $30 $111 $139 $179 $223 Unlevered Free Cash Flow Source: Tempest Management, company filings, Wall Street research and FactSet as of 5/8/2023. Note: DCF assumes mid - year convention and valuation date as of 3/31/2023. Effective Tax rate excludes impact of Net Operating Loss (NOL) utilization. Enterprise Value, Equity Value and Implied Share Price figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $16m - $17m, refer to p.18 for further detail. D&A and Adjusted EBIT are unburdened by amortization of acquisition - related intangible assets. Tempest Management is required to burden the income statement for a level of bad debt expense that exceeds the forecasted uncollectable amount. Implied perpetual growth rate calculated based on Terminal Value and terminal year FCF excluding impact of NOLs and NOL utili zation. 1. 2. 3. Enterprise Value at CY2027E (NTM) Adjusted EBITDA Multiple of Implied Share Price ($) at CY2027E (NTM) Adjusted EBITDA Multiple of PV of FCFs Q2 '23E – '26E WACC 13.5x 12.5x 11.5x 10.5x 9.5x $4,731 $4,407 $4,083 $3,760 $3,436 4,880 4,546 4,212 3,878 3,543 5,036 4,691 4,345 4,000 3,655 5,198 4,841 4,484 4,128 3,771 5,367 4,998 4,630 4,261 3,892 13.5x 12.5x 11.5x 10.5x 9.5x $13.12 $12.19 $11.26 $10.33 $9.41 13.54 12.59 11.63 10.67 9.71 13.99 13.00 12.01 11.02 10.03 14.45 13.43 12.41 11.39 10.37 14.94 13.88 12.83 11.77 10.71 17.0% 16.0% 15.0% 14.0% 13.0% $346 352 358 365 372 Equity Value at CY2027E (NTM) Adjusted EBITDA Multiple of Implied PGR 3 at CY2027E (NTM) Adjusted EBITDA Multiple of WACC 13.5x 12.5x 11.5x 10.5x 9.5x $4,525 $4,201 $3,878 $3,554 $3,230 4,674 4,340 4,006 3,672 3,337 4,830 4,485 4,139 3,794 3,449 4,992 4,635 4,279 3,922 3,565 5,161 4,792 4,424 4,055 3,686 13.5x 12.5x 11.5x 10.5x 9.5x 13.9% 13.7% 13.4% 13.1% 12.7% 13.0% 12.7% 12.4% 12.1% 11.7% 12.0% 11.7% 11.4% 11.1% 10.7% 11.0% 10.7% 10.5% 10.1% 9.7% 10.0% 9.8% 9.5% 9.1% 8.7% 17.0% 16.0% 15.0% 14.0% 13.0% 17

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST SUPPORTING ANALYSES

Tempest NOLs Discounted Cash Flow Analysis – *Tempest Management Plan*

($ in millions)

		Actuals		Tempest Management Plan						
		Q1 2023A		Q2 2023E	Q3 2023E	Q4 2023E	CY2024E	CY2025E	CY2026E	CY2027E
Corporate Entity	Depletion By	Gross NOL Balance	Tax Effected NOL Balance	Depletion Schedule						
U.S. NOLs										
TWINC	31-Dec-27	$1.7	$0.1	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
TRAQC	31-Dec-27	4.0	0.8	0.0	0.0	0.0	0.2	0.2	0.2	0.2
Total US		**$5.7**	**$0.9**	**$0.0**	**$0.1**	**$0.1**	**$0.2**	**$0.2**	**$0.2**	**$0.2**
Non-U.S. NOLs										
TWAUS	31-Dec-24	$4.9	$1.5	$0.2	$0.2	$0.2	$0.8	-	-	-
AUSGP	31-Dec-27	0.3	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWBRA	31-Dec-27	19.6	6.7	0.3	0.4	0.4	1.4	1.4	1.4	1.4
TWBRZ	31-Dec-27	1.0	0.3	0.0	0.0	0.0	0.1	0.1	0.1	0.1
TWCHL	31-Dec-24	0.4	0.1	0.0	0.0	0.0	0.1	-	-	-
CNBSU	31-Dec-27	5.8	1.5	0.1	0.1	0.1	0.3	0.3	0.3	0.3
CNCDU	31-Dec-27	4.8	0.7	0.0	0.0	0.0	0.2	0.2	0.2	0.2
CNXAU	31-Dec-27	11.2	1.7	0.1	0.1	0.1	0.4	0.4	0.4	0.4
TWDEU	31-Dec-25	10.7	3.6	0.3	0.3	0.3	1.3	1.3	-	-
TWHKG	31-Dec-27	1.4	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWITA	31-Dec-27	1.0	0.3	0.0	0.0	0.0	0.1	0.1	0.1	0.1
TWESP	31-Dec-27	6.2	1.6	0.1	0.1	0.1	0.3	0.3	0.3	0.3
TWTHA	31-Dec-27	2.9	0.6	0.0	0.0	0.0	0.1	0.1	0.1	0.1
TWUKD	31-Dec-27	4.2	0.8	0.0	0.0	0.0	0.2	0.2	0.2	0.2
TWFIN	31-Dec-27	3.1	0.6	0.0	0.0	0.0	0.1	0.1	0.1	0.1
TWVNM	31-Dec-27	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWNET	31-Dec-27	3.0	0.8	0.0	0.0	0.0	0.2	0.2	0.2	0.2
Total Non-US		**$81.0**	**$21.0**	**$1.4**	**$1.4**	**$1.4**	**$5.5**	**$4.6**	**$3.3**	**$3.3**
Total		**$86.7**	**$21.9**	**$1.4**	**$1.4**	**$1.4**	**$5.7**	**$4.8**	**$3.5**	**$3.5**
Discount factor[1]				1.0	0.9	0.9	0.8	0.7	0.6	0.5
Discounted Cash Flow Benefit				1.4	1.4	1.3	4.8	3.5	2.2	1.9
PV of NOLs as of March 31, 2023[1]		**$16.4**								

WACC	Implied Cost of Equity	Implied PV of NOLs
17.0%	18.1%	$15.8
16.0%	17.0%	16.1
15.0%	16.0%	16.4
14.0%	14.8%	16.7
13.0%	13.7%	17.0

LAZARD

Source: *Tempest Management.*
1. Discounted at a Cost of Equity of 16.0%, representing the midpoint of the WACC analysis Cost of Equity.

18

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST SUPPORTING ANALYSES

Tempest WACC Analysis

($ in billions unless otherwise stated)

	Capital Structure			Bloomberg Historical Beta		Barra Predicted Beta	
Company	Market Value	Net Debt/ Cap.	Net Debt/ Equity	Levered Beta[2]	Unlevered Beta	Levered Beta[2]	Unlevered Beta
EPAM Systems	$ 13.9	(15%)	(13%)	1.83	2.03	1.62	1.80
Globant	6.2	(3%)	(3%)	1.33	1.36	1.74	1.78
Endava	2.4	(8%)	(7%)	1.54	1.64	1.81	1.92
Accenture	179.4	(2%)	(2%)	1.44	1.46	1.13	1.15
Capgemini	32.6	8%	9%	1.01	0.95	1.30	1.23
Cognizant Tech	31.6	(8%)	(7%)	1.01	1.07	1.07	1.13
Peer 25th Percentile		(8%)	(7%)	1.09	1.14	1.17	1.17
Peer Median		(5%)	(5%)	1.38	1.41	1.46	1.50
Peer 75th Percentile		(2%)	(2%)	1.52	1.59	1.71	1.79
Digital IT Services Median		(8%)	(7%)	1.54	1.64	1.74	1.80
Diversified IT Services Median		(2%)	(2%)	1.01	1.07	1.13	1.15
Tempest	$ 2.1	8.9%	9.7%	0.96	0.90	1.77	1.66

WACC		Sensitivity Range		Implied Cost of Equity		Implied WACC	
Assumptions		Low	High	Low	High	Low	High
Unlevered Beta	1.45	1.15	1.70	13.7%	17.9%	12.9%	16.8%
Target Net Debt/Capitalization[1]	8.9%	0.0%	15.0%	15.3%	16.5%	15.3%	14.8%
Target Net Debt/Equity	9.7%						
Levering Factor	1.1						
Levered Beta[2]	1.55						
Tax Rate	32.5%						
Risk-Free Rate of Return[3]	4.88%						
Equity Risk Premium[4]	7.17%						
Cost of Equity[5]	16.0%						
Pre-Tax Cost of Debt	7.9%	7.0%	9.0%	16.0%	16.0%	15.0%	15.1%
Post-Tax Cost of Debt	5.3%						
WACC[6]	15.0%						

Source: *Kroll, company filings, Wall Street research and FactSet as of 5/8/2023.*
Note: Bloomberg Global Raw Beta and Barra Predicted World Beta are both shown as of 4/28/2023.
1. Represents Tempest net debt / capitalization as of 5/1/2023 (unaffected date).
2. Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Net Debt/Equity)].
3. Represents 10-Year Government Bond Yields weighted by Country revenue exposure (refer to p.20 for further detail).
4. Long-horizon expected equity risk premium (historical): large company stock total returns minus long-term government bond income returns (source: Kroll December 2022).
5. Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
6. Weighted Average Cost of Capital = (Post-Tax Cost of Debt)(Net Debt/Cap) + (Cost of Equity)(Equity/Cap).

LAZARD 19

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Country - Weighted Risk - Free Rate S U P P O R T I N G A N A L Y S E S P R O J E C T T E M P E S T Yield (%) 1 CY2023E Revenue Share (%) Country 7.04% 24.3% India 3.52% 20.1% USA 2.77% 16.4% China 12.43% 7.5% Brazil 2.33% 6.9% Germany 3.78% 6.2% UK 3.40% 4.1% Australia 3.41% 3.7% Spain 2.64% 3.6% Singapore 3.52% 2 1.7% Ecuador 7.21% 1.5% Romania 5.45% 3 1.3% Chile 2.47% 1.3% Thailand 4.23% 0.6% Italy 2.91% 0.4% Finland 2.70% 0.3% Netherlands 3.00% 0.1% Vietnam Country - Weighted Risk - Free Rate 4 4.88% Source: Tempest Management, Trading Economics and FactSet as of 5/8/2023. 1. 2. 3. 4. Yields are for 10 - year local currency government bonds as of 5/8/2023. All yields retrieved from FactSet unless otherwise noted. Ecuador does not have an active local currency bond market – analysis applied U.S. treasury yield as a proxy as Ecuador’s economy is fully dollarized. Chile’s 10 - year government bond yield is retrieved from Trading Economics and is as of 5/8/2023. Yield weighted by CY2023E revenue share. 20

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST SUPPORTING ANALYSES

Premia in Selected Precedent Minority Transactions by Controlling Shareholder

($ in billions)

					Initial Bid Premium to			Final Bid Premium to		
Date	Target	Acquiror	% of Equity Owned[1]	Implied Equity Value[2]	Closing Share Price Before Initial Bid[3]	1-Month VWAP (at Initial Bid)[4]	Initial to Final Bid Increase	Closing Share Price Before Initial Bid[3]	Unaffected Share Price[5]	1-Month VWAP (Unaffected)[4,5]
Dec-22	Weber	BDT Capital Partners	72%	$2.4	24%	(4%)	29%	60%	24%	18%
Jun-22	Convey	TPG Capital	75%	0.8	66%	48%	17%	93%	143%	105%
Nov-20	Urovant	Sumitovant Biopharma	72%	0.6	55%	50%	30%	101%	96%	100%
Aug-20	Akcea	Ionis Pharmaceuticals	76%	1.9	42%	37%	13%	61%	59%	59%
Aug-20	Hudson	Dufry AG	57%	0.7	24%	9%	23%	52%	50%	61%
Nov-19	AVX	KYOCERA Corp	72%	3.7	30%	28%	12%	45%	45%	42%
Jun-18	Foundation Medicine	Roche	57%	5.1	30%	41%	3%	34%	29%	41%
Nov-16	Synutra	Investor Group	64%	0.3	63%	28%	2%	67%	58%	31%
Sep-16	Federal-Mogul	Icahn	82%	1.7	41%	63%	43%	101%	101%	133%
Mar-16	Crown Media	Hallmark	90%	1.8	2%	13%	Nil	2%	2%	13%
25th Percentile			66%	$0.7	26%	17%	5%	47%	33%	34%
Mean			72%	$1.9	38%	31%	17%	62%	61%	60%
Median			72%	$1.8	36%	33%	15%	60%	54%	50%
75th Percentile			76%	$2.3	51%	46%	27%	87%	87%	90%
Tempest			63%	$3.8	55%	42%	N/A			

Source: *Atlas Bid Proposal, Tempest Management and company filings.*
1. Based on issued and outstanding common stock, on a non-diluted basis.
2. Implied Equity Value calculated as final bid price multiplied by FDSO.
3. Reflects unaffected date of first bid.
4. Reflects 1 calendar month.
5. Reflects unaffected date prior to bid announcement, transaction agreement or market rumors.

LAZARD

21

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST SUPPORTING ANALYSES

Historical Premia Paid Analysis – *All-Cash Transactions (Last 5 Years)*

All Acquirors

N = 79


52.7%
31.2%
21.7%
75th Percentile
Median
25th Percentile

Financial Sponsor Acquirors

N = 43


48.7%
29.9%
21.7%
75th Percentile
Median
25th Percentile

LAZARD

Source: FactSet as of 5/8/2023.
Note: Analysis includes all technology and IT services M&A transactions since May-18 with public targets and deal values greater than $500 million. Premia represent purchase price premia relative to unaffected share prices.

22